CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Franklin Strategic Series on Form N-1A File Nos. (33-39088 and 811-6243) of our report dated June 10, 1997 on our audit of the financial statements and financial highlights of Franklin Strategic Series, which report is included in the Annual Report to Shareholders for the year ended April 30, 1997, which is incorporated by reference in the Registration Statement.


                              /s/Coopers & Lybrand L.L.P.
                                 COOPERS & LYBRAND L.L.P.



San Francisco, California
August 27, 1997